As filed with the Securities and Exchange Commission on June 9, 2014

Registration No. 333-159215

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM F-3

REGISTRATION STATEMENT

Under
The Securities Act of 1933

BROOKFIELD OFFICE PROPERTIES INC.

(Exact name of registrant as specified in charter)

Canada (State or other jurisdiction of incorporation)	Not applicable (IRS Employer Identification No.)

Brookfield Place, 181 Bay Street
Suite 330, P.O. Box 770
Toronto, Ontario M5J 2T3

(416) 369-2300

(Address, including zip code, and
telephone number, including area code,
of principal executive offices)

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, NY 10036
(212) 880-6000
(Name, address, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement Form F-3 (File No. 333-159215), as amended (the “Registration Statement”) pertaining to the issuance of an indeterminate amount of Brookfield Office Properties Inc. (“BPO”) common shares, under a dividend reinvestment plan, up to a total aggregate amount of $10,000,000.

On June 9, 2014, pursuant to the terms a court-approved plan of arrangement (the “Arrangement”) pursuant to section 192 of the Canada Business Corporations Act, as amended (the “CBCA”), all of the common shares of BPO were acquired by Brookfield Property Partners L.P.

As a result of the Arrangement, BPO has terminated the offering of its common shares pursuant to the Registration Statement.  In accordance with undertakings made by BPO in the Registration Statement to remove from registration, by means of post-effective amendments, any of its common shares that remain unsold at the termination of the offering, BPO hereby removes from registration, by means of this post-effective amendment, any and all securities registered but unsold under this Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on June 9, 2014.

BROOKFIELD OFFICE PROPERTIES INC.

By:	/s/ Bryan K. Davis
Name:	Bryan K. Davis
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated and on the dates indicated.

Principal Executive Officer:

By:	/s/ Dennis H. Friedrich
Name:	Dennis H. Friedrich
Title:	Chief Executive Officer
Date:	June 9, 2014

Principal Financial and Accounting Officer:

By:	/s/ Bryan K. Davis
Name:	Bryan K. Davis
Title:	Chief Financial Officer
Date:	June 9, 2014

Directors:

By:	/s/ Bryan K. Davis
Name:	Bryan K. Davis
Date:	June 9, 2014

By:	/s/ Denis A. Turcotte
Name:	Denis A. Turcotte
Date:	June 9, 2014

By:	/s/Saul Shulman
Name:	Saul Shulman
Date:	June 9, 2014

By:	/s/ Robert L. Stelzl
Name:	Robert L. Stelzl
Date:	June 9, 2014

Authorized Representative in the United States:

/s/ Michelle L. Campbell
Name:	Michelle L. Campbell
Title:	Vice President, Counsel
Date:	June 9, 2014